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                                                                    Exhibit 10.5


                                ALLAN P. MERRILL
                           2003 EXECUTIVE BONUS PLAN

You are eligible for an annual bonus of 100% of your annual base salary, subject to achievement of certain goals and objectives, with the ability to earn a bonus of up to 200% of your annual base salary, subject to exceeding such goals and objectives. Your 2003 bonus award will be based on the following:

CORPORATE FINANCIAL PERFORMANCE ELEMENT: 70% WEIGHT

Corporate financial performance element calculated pursuant to the following chart:

INCOME       OI
VS `02    (000,000)       %       %       %       %       %       %       %
------    ---------      ---     ---     ---     ---     ---     ---     ---
34.50     $(22.50)       86      93      100     107     114     121     128
33.25     $(23.75)       78      86      93      100     107     114     121
31.00     $(25.00)       71      78      86      93      100     107     114
29.75     $(26.25)       64      71      78      86      93      100     107
28.50     $(27.50)       57      64      71      78      86      93      100
27.25     $(28.75)       50      57      64      71      78      86      93
26.00     $(30.00)       43      50      57      64      71      78      86
24.75     $(31.25)       36      43      50      57      64      71      78
23.50     $(32.50)       29      36      43      50      57      64      71

           REVENUE       233     240     247     254     261     268     275
          (000,000)

          INCREASE       13      20      27      34      41      48      55
           VS. `02

NOTES:

Target Bonus (100%) is achieved at original AOP.

Current forecast produces a 50% payout.

For results better than those depicted on the above chart, Compensation Committee may increase bonuses at its discretion.

For results worse than those depicted on the above chart, Compensation Committee may decrease or eliminate bonuses at its discretion.

Eligibility for 200% bonus requires $325 million of revenue (25% improvement over plan), Operating Income better than $(20 million) for the year, and positive 4th Quarter Operating Income.
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Operating Income to be calculated excluding the impact of:

      AOL settlement;
      Litigation settlements;
      Extraordinary traffic buys (i.e. MSN).


INDIVIDUAL PERFORMANCE OBJECTIVES: 30% WEIGHT

Your responsibilities include three related functions: corporate development, corporate marketing and corporate communications. Your personal objectives for 2003 are derived from specific targets within each of these functional areas, with weightings suggested for each.

      Corporate Development & Strategy - 50% weight

            Corporate Strategy

                  - Develop frameworks and business plans for new revenue streams approved by Action Committee. Apply specific focus on creating and testing consumer direct model and data products initiatives.

                  - Identify competitive threats to existing business model, and recommend product, service and marketing responses.

            Business Unit Strategies

                  - Develop strategic plans for each of the three remaining software businesses, including determination of long-term fit.

                  - Assist Print Segment, particularly Welcome Wagon in conception and implementation of Realtor-oriented products.

                  - Recommend methods for increasing penetration of low density/fragmented segments for Media Services; particular attention for Homebuilder and HAR.

            Deal Negotiation

                  - Negotiate settlement terms with Cendant with CEO, COO, GC and other business leaders.

                  - Negotiate settlement terms for Class Action lawsuit with CEO, GC and other business leaders.

                  - Negotiate resolution of AOL dispute, together with ongoing distribution relationship.
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            Online Distribution

                  - Create model for measuring economics of incremental traffic relationships acceptable to Action Committee.

                  - Increase effectiveness of online distribution expressed as effective CPC, or cost per click.

                  - Create relationships with YHOO and MSN, as approved by the Action Committee.

      Corporate Communications - 30% weight

            Corporate Communications

                  -     Recruit Vice President of PR/IR.

                  - Increase media coverage with target of at least 3 company-focused articles in non-trade media.

            Employee Communications

                  - Introduce employee program(s) that successfully build morale, as measured by employee surveys.

                  - Create company-wide messaging techniques to improve customer service levels, as measured by customer surveys.

            Investor Relations

                  - Increase "sell side" research coverage by at least one recognized analyst.

                  - Increase "institutional" following of stock measured by number of recognized institutional shareholders.

      Corporate Marketing - 20% weight

            Brand Strategy

                  -     Create plan for corporate brand and brand structure.

            Business Unit Marketing Plans

                  - Create cross-functional (sales, product, client service) segment marketing strategies for each of the real estate verticals in the Media Segment.
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Final determination of bonus award if any is subject to Compensation Committee approval. Payment of any bonus award shall be based on the Company's overall financial position at the time performance is reviewed by the Committee. Final approved bonus will be paid after year-end close (i.e. bonus is annual, not quarterly).